Exhibit 10.12
SUCCESS ACQUISITION CORPORATION
SERIES E PREFERRED STOCK PURCHASE AGREEMENT
May 19, 2006

SUCCESS ACQUISITION CORPORATION
SERIES E PREFERRED STOCK PURCHASE AGREEMENT
     This Series E Preferred Stock Purchase Agreement (this “Agreement”) is made as of May 19, 2006, by and among Success Acquisition Corporation, a Delaware corporation (the “Company”) and the purchasers of the Company’s Series E Preferred Stock listed on Exhibit A hereto who are signatories to this Agreement (the “Purchasers”).
     In consideration of the mutual promises and covenants herein, the receipt and sufficiency are hereby acknowledged, the parties hereto agree as follows:
SECTION 1
Authorization and Sale of Series E Preferred Stock
          1.1 Authorization of Series E Preferred Stock. The Company has authorized the sale and issuance to the Purchasers of up to 5,203,500 shares of its Series E Preferred Stock, par value $0.001 per share (referred to herein as the “Series E Preferred Stock” or the “Shares”), having the rights, preferences, privileges and restrictions as set forth in the Sixth Amended and Restated Certificate of Incorporation in substantially the form attached hereto as Exhibit B (the "Restated Certificate”).
          1.2 Sale and Issuance of Series E Preferred Stock. Subject to the terms and conditions hereof, the Company will issue and sell to the Purchasers and the Purchasers will buy that number of Shares set forth opposite each Purchaser’s name on the Schedule of Purchasers attached hereto as Exhibit A at a per share purchase price of $4.80446 (the “Per Share Price”) for the consideration specified opposite the name of each Purchaser in the Schedule of Purchasers. The Company’s agreements with each of the Purchasers are separate agreements, and the sale of the Shares to each Purchaser is a separate sale.
SECTION 2
Closing Dates; Delivery
          2.1 Closing. The Closing of the purchase and sale of the Shares shall take place at the offices of Fenwick & West LLP, 801 California Avenue, Mountain View, California, at 10:00 a.m., on May 19, 2006, or at such other time and place as the Company and Purchasers who have agreed to purchase a majority of the Shares listed on Exhibit A mutually agree upon, determine (which time and place are designated as the “Closing”). At the Closing, the Company shall deliver to each applicable Purchaser a certificate or certificates representing the Series E Preferred Stock that such Purchaser is purchasing against payment of the purchase price therefor by check, wire transfer, cancellation of indebtedness or any combination thereof at the Closing.

          2.2 Delivery and Payment. At the Closing, the Company will deliver to each Purchaser a certificate or certificates, registered in the Purchaser’s name, representing the number of Shares to be purchased by the Purchaser at the Closing, against payment of the purchase price therefor, by check payable to the Company, by wire transfer per the Company’s instructions, by the forgiveness of the indebtedness of the Company, such other consideration as may be set forth in the Schedule of Purchasers, or by a combination of the foregoing.
SECTION 3
Representations and Warranties of the Company
     Except as set forth as an exception on a Schedule of Exceptions attached hereto as Exhibit C delivered by the Company to the Purchasers at the Closing (which exceptions will be deemed to be a representation and warranty hereunder), the Company represents and warrants to the Purchasers that as of the date of each such closing at which the Purchasers consummate their purchase of Shares hereunder as follows:
          3.1 Organization and Standing; Certificate of Incorporation and Bylaws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified and is authorized to do business and is in good standing in each jurisdiction in which the failure to be so qualified to business would have a material adverse effect on the business or financial condition of the Company. The Company has made available to the Purchasers copies of its Certificate of Incorporation, Bylaws and its minute books. Said copies are true, correct and complete and reflect all amendments now in effect.
          3.2 Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Investment Agreements, to sell and issue the Shares hereunder, to issue the underlying Common Stock (the “Conversion Stock”) in accordance with the provisions of the Restated Certificate, and to carry out and perform its obligations under the terms of the this Agreement and the Investment Agreements.
          3.3 Subsidiaries. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.
          3.4 Capitalization. The authorized capital stock of the Company will, upon the filing of the Restated Certificate, consist of: (a) 50,000,000 shares of Common Stock, par value $0.001, and 32,742,579 shares of Preferred Stock, 10,650,000 of which have been designated Series A Preferred Stock, 7,751,935 of which have been designated as Series B Preferred Stock, 4,416,961 of which have been designated as Series C Preferred Stock, 4,523,683 of which have been designated Series D Preferred Stock and 5,400,000 of which have been designated Series E Preferred Stock. As of the Closing, the total number of outstanding shares of Common Stock is 5,353,660, the total number of outstanding shares of Series A Preferred Stock is 10,650,000, the total number of outstanding shares of Series B Preferred Stock is 7,751,935, the total number of outstanding shares of Series C Preferred Stock is 4,416,961 and the total number of outstanding shares of Series D Preferred Stock is 4,523,683. Upon the filing of the Restated Certificate and immediately prior to the Closing, no shares of Series E Preferred Stock were outstanding. The Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Restated Certificate. All currently outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with applicable securities laws. The Company has reserved 5,203,500 shares of Series E Preferred Stock for issuance hereunder and 5,203,500 shares of Common Stock for issuance upon conversion of the Preferred Stock. The Company has reserved 13,589,628 shares of Common Stock for issuance under the Company’s 2001 Stock Option Plan (the “Plan”), pursuant to which (i) options to purchase 3,977,181 shares of Common Stock are outstanding, (ii) 4,657,867 shares have been issued upon the exercise of options granted thereunder, and (iii) 4,954,580 shares remain available for grant. Except as set forth above and as provided in the Company’s Restated Certificate, there are no options, warrants or other rights to purchase or acquire any of the Company’s authorized and unissued capital stock or any securities convertible into or ultimately exchangeable for any shares of the Company’s capital stock. Apart from the exceptions noted herein or in the Schedule of Exceptions, and except for rights of first refusal held by the Company to purchase shares of its stock issued under the Plan, no shares of the Company’s outstanding capital stock, or stock issuable upon exercise or exchange of any outstanding options, warrants or rights, or other stock issuable by the Company, are subject to any preemptive rights, rights of first refusal or other rights to purchase such stock (whether in favor of the Company or any other person), pursuant to any agreement or commitment of the Company.
          3.5 Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for (i) the authorization, execution, delivery and performance of this Agreement and the Investment Agreements by the Company, (ii) the authorization, sale, issuance and delivery of the Shares and the Conversion Stock and the performance of the Company’s obligations under this Agreement and the Investment Agreements (iii) the filing of the Restated Certificate, has been taken or will be taken prior to the Closing. This Agreement and the Investment Agreements, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies; provided, however, that the Company makes no representation as to the enforceability of the indemnification provisions contained in the Investor Rights Agreement. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences, privileges and restrictions described in the Restated Certificate; the Conversion Stock has been duly and validly reserved and, when issued in compliance with the provisions of the Restated Certificate, will be validly issued, fully paid and nonassessable; and the Shares and the Conversion Stock will be free of any liens or encumbrances (assuming the Purchaser takes the Shares with no notice thereof) other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Shares and the Conversion Stock may be subject to restrictions on transfer under state or federal securities laws and restrictions set forth in the Investor Rights Agreement. Except as set forth in the Investment Agreements and Exhibit C, the issuance of the Shares is not subject to any preemptive rights or rights of first refusal. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of Section 3.15 below, the Shares and the Conversion Stock will be issued in compliance with all applicable federal and state securities laws.
          3.6 Proprietary Rights. The Company has title and ownership of, or full legal right to use, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as currently conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade proprietary rights of any other person or entity.
          3.7 Title to Properties and Assets; Liens, etc.
               (a) The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance, or charge or claim of any third party whatsoever, other than those resulting from taxes which have not yet become delinquent. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.
               (b) Without limitation to the foregoing, with regard to all assets which the Company acquired through foreclosure of a security interest granted by SuccessFactors.com, Inc. in favor of Sand Hill Capital II, LP (“Sand Hill”), the Company obtained good and marketable title to such assets, free and clear of all liens, claims and interests (including interests subordinate to the lien of Sand Hill and of all ownership interests of SuccessFactors.com, Inc. and its predecessor entities Austin-Hayne Corporation and Success Factor Systems, Inc.) at a foreclosure sale conducted for Sand Hill by Auctionet.com, Incorporated (the “Sand Hill Foreclosure”) on May 31, 2001. The Sand Hill Foreclosure was a duly noticed and properly conducted public foreclosure pursuant to the then operative provisions of Division 9 of the California Uniform Commercial Code. In connection with the Sand Hill Foreclosure, the Company did not agree with any person or pay or give anything of value to any person to induce such person to refrain or withdraw from bidding on any assets sold at the Sand Hill Foreclosure. The Company has previously provided Perkins Coie LLP, special counsel to certain of the Purchasers (“Perkins”) with true and complete copies of all documents in its possession (i) granting Sand Hill the security interest foreclosed at the Sand Hill Foreclosure, (ii) all notices of default related to the Sand Hill Foreclosure generated by or for Sand Hill, and (iii) all transaction documents pursuant to which the Company claims to have acquired its interest in any assets sold at the Sand Hill Foreclosure.
               (c) Without limitation to the foregoing, with regard to all assets which the Company acquired from Comdisco, Inc. (“Comdisco”) following the exercise by Comdisco of a security interest granted by eAlity, Inc., dba Vita Systems, Inc. (“eAlity”) in favor of Comdisco (the “Comdisco Foreclosure”), the Company obtained good and marketable title to such assets, free and clear of all liens, claims and interests (including interests subordinate to the lien of Comdisco and of all ownership interests of eAlity) pursuant to that certain Secured Party Asset Sale Agreement dated as of August 6, 2001, by and between Comdisco and the Company. In connection with the Comdisco Foreclosure, the Company did not agree with any person or pay or give anything of value to any person to induce such person to refrain or withdraw from bidding on, or to withdraw any alternative offer to purchase, any assets sold at the Comdisco Foreclosure. The Company has previously provided Perkins with true and complete copies of all documents in its possession (i) granting Comdisco the security interest foreclosed at the Comdisco Foreclosure, (ii) all notices of default related to the Comdisco Foreclosure generated by or for Comdisco, and (iii) all transaction documents pursuant to which the Company claims to have acquired its interest in any assets sold at the Comdisco Foreclosure.
          3.8 Litigation. There are no actions, suits, proceedings or investigations pending or, to the Company’s knowledge, threatened in writing against the Company or its properties before any court or governmental agency. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate. Without limitation to the foregoing, except as set forth in the Schedule of Exceptions, the Company has not received any demand, claim or other communication asserting, with regard to any person from whom the Company has acquired assets (including SuccessFactors.com, Inc. and eAlity, Inc. (dba Vita Systems, Inc.)) (each person from which the Company claims to have acquired assets, a “Predecessor”) that (i) any transaction under which the Company acquired assets from such Predecessor is avoidable under any theory or (ii) the Company is liable under any theory for any debt or other obligation of such Predecessor. In addition, except as set forth in the Schedule of Exceptions, no third party has contested the validity of the Sand Hill Foreclosure or the Comdisco Foreclosure nor is the Company aware of any basis for any such claim or contest.
          3.9 Material Liabilities. The Company has no liabilities or obligations, absolute or contingent, which are reasonably expected to exceed $50,000 individually or $100,000 in the aggregate and which are not disclosed in Exhibit C.
          3.10 Material Agreements. All of the contracts and agreements with expected receipts or expenditures in excess of $180,000 or involving a license or grant of rights to or from the Company involving patents, copyrights, trademarks, or other proprietary information applicable to the current business of the Company or relating to compensation plans or arrangements with employees (other than with respect to such employees’ salaries or grants of options pursuant to the Company’s 2001 Stock Option Plan), to which the Company is a party and which are in effect as of the Closing are listed on Exhibit C. All such contracts and agreements are valid, binding and in full force and effect in all material respects, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and the Company has not received any indication of an intention to terminate any such contract or agreement by any of the parties to any such contract or agreement.
          3.11 Compliance with Other Instruments, None Burdensome. The Company is not in violation of: any term of its Restated Certificate or Bylaws, in any material respect; any term or provision of any mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree; and, to its knowledge, is not in violation of any order, statute, rule or regulation applicable to the Company. The execution, delivery and performance of and compliance with this Agreement and the Investment Agreements, and the issuance of the Shares and the Conversion Stock, have not resulted and will not result in any violation of, or materially conflict with, or constitute a default under, the Company’s Restated Certificate or Bylaws and have not and will not result in any material violation of, or materially conflict with, or constitute a material default under, any of its agreements nor result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.
          3.12 Employees. To the Company’s knowledge, no employee or consultant of the Company is in violation of any term of any employment contract, non-disclosure agreement or any other similar contract or agreement relating to the relationship of such employee with the Company, any former employer or any other party. The Company does not have any collective bargaining agreement covering any of its employees. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees made prior to or outside the scope of their employment by the Company. To its knowledge, the Company has complied with all applicable state and federal laws related to employment. Each employee, officer and consultant of the Company has executed a copy of the Company’s standard confidential information and invention assignment agreement. The Company is not aware that any employee or consultant of the Company is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for the Company or to promote the interests of the Company or that would conflict with the Company’s business as proposed to be conducted.
          3.13 Registration Rights; Voting. Except as set forth in the Investor Rights Agreement, the Company is not under any contractual obligation to register under the Securities Act of 1933, as amended (the “Securities Act"), any of its presently outstanding securities or any of its securities which may hereafter be issued. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital stock of the Company.
          3.14 Governmental Consent. No consent, approval or authorization of or registration, qualification, designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Investment Agreements, or the offer, sale or issuance of the Shares or the Conversion Stock, or the consummation of any other transaction contemplated hereby, except (i) the filing of the Restated Certificate in the office of the Delaware Secretary of State prior to the Closing and (ii) the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Shares and the Conversion Stock under applicable federal and Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.
          3.15 Offering. Subject to the accuracy of the Purchaser’s representations in Section 4 hereof, the offer, sale and issuance of the Shares and the Conversion Stock constitute transactions exempt from the registration requirements of Section 5 of the Securities Act.

          3.16 Brokers or Finders. Neither the Company nor the Purchaser, as a result of any action taken by the Company, have incurred or will incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.
          3.17 Employee Benefit Plans. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.
          3.18 Labor Agreements and Actions; Employee Compensation. The Company is not bound by or subject to any contract, commitment or arrangement with any labor union, and no labor union has requested or, to the best of the Company’s knowledge, has sought to represent any of the employees of the Company. There is no strike or other labor dispute involving the Company pending, or to the best of the Company’s knowledge, threatened, that could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. To the best of its knowledge, the Company has complied in all material respects with applicable state and federal equal employment opportunity and other laws related to employment. Other than the Company’s 2001 Stock Option Plan and any grants of options thereunder, the Company is not a party to any employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement.
          3.19 Full Disclosure. To the Company’s knowledge and belief, this Agreement, the Exhibits hereto, the other Investment Agreements and any certificate expressly delivered by the Company to the Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, neither contain any untrue statement of a material fact nor, to the Company’s knowledge and belief, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the Company’s knowledge and belief, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition or operations of the Company that have not been set forth in the Agreement, the Exhibits hereto, the other Investment Agreements or in other documents expressly delivered to Purchasers or their attorneys or agents in connection herewith.
          3.20 Qualified Small Business Stock. The Company qualifies as a “Qualified Small Business” as defined in Section 1202(d) of the Internal Revenue Code of 1986, as amended (the "Code”). The Company shall comply with the reporting and record keeping requirements of Section 1202 of the Code, any regulations promulgated thereunder and any similar state laws and regulations. In addition, within ten days after a Purchaser’s written request therefor, the Company shall deliver to such Purchaser a written statement indicating whether such Purchaser’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.
          3.21 Small Business Concern. The Company is a “Small Business Concern” within the meaning of 15 U.S.C. §662(5), that is Section 103(5) of the Small Business Investment Act of 1958, as amended, and the regulations thereunder, including 13 C.F.R. §107 (the “SBIC Act”), and meets the applicable size eligibility criteria set forth in 13 C.F.R. §121.301(c)(1) or the industry standard covering the industry in which the Company is primarily engaged as set forth in 13

C.F.R §121.301(c)(2). The Company does not presently engage in any activities for which a small business investment company is prohibited from providing funds by the SBIC Act.
          3.22 Insurance. The Company has fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.
          3.23 Financial Statements. The Company has delivered to each Purchaser its unaudited consolidated financial statement as at and for the fiscal year ended December 31, 2005 (including balance sheet, statement of cash flows, and statement of operations) and the three-month period ended March 31, 2006 (including balance sheet and statement of operations) (all such financial statements being collectively referred to herein as the Financial Statements). The Financial Statements (i) are in accordance with the books and records of the Company and (ii) reflect all transactions entered into by the Company in all material respects. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (a) liabilities incurred in the ordinary course of business subsequent to December 31, 2005, and each of which that are reasonably expected to exceed $50,000 individually or $100,000 in the aggregate are set forth in the Schedule of Exceptions, and (b) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements which, in both cases, individually or in the aggregate, are not material to the financial conditions or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.
          3.24 Changes. Since December 31, 2005 there has not been:
               (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;
               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the material assets or properties, financial condition, operating results, prospects or business of the Company (as such business is presently conducted and as it is proposed to be conducted);
               (c) any waiver by the Company of a valuable right or of a material debt owed to it;
               (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted);
               (e) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;
               (f) any material change in any compensation arrangement or agreement with any employee;

               (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;
               (h) any resignation or termination of employment of any key officer of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer;
               (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;
               (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material intellectual property rights or any other material properties or assets, except liens for taxes not yet due or payable;
               (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;
               (l) any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;
               (m) to the Company’s knowledge, any other event or condition of any character that might materially and adversely affect the assets, properties, financial condition, operating results or business of the Company (as such business is presently conducted and as it is proposed to be conducted); or
               (n) any agreement or commitment by the Company to do any of the things described in this Section 3.24.
          3.25 Tax Returns and Payments. The Company has timely filed all tax returns and reports required by law. All tax returns and reports of the Company are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those, if any, currently being contested by it in good faith which are listed in the Schedule of Exceptions.
SECTION 4
Representations and Warranties of the Purchasers
     Each Purchaser hereby severally represents and warrants to the Company as follows:
          4.1 Preexisting Relationship with Company; Business and Financial Experience; Accredited Investor. It either (i) has a preexisting business and/or personal relationship with the Company and/or its officers, directors or controlling persons, or (ii) by reason of its business or financial experience or the business or financial experience of its professional advisors who are unaffiliated with the Company and who are not compensated by the Company, has the capacity to protect its own interests in connection with the purchase of the Shares and underlying

Conversion Stock. It is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.
          4.2 Investment Intent; Blue Sky. It is acquiring the Shares and the underlying Conversion Stock for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. It understands that the issuance of the Shares and the underlying Conversion Stock has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser’s address set forth on the Schedule of Purchasers attached hereto as Exhibit A represents the Purchaser’s true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable “Blue Sky” laws.
          4.3 Rule 144. It acknowledges that the Shares and the underlying Conversion Stock must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in a transaction directly with a “market maker,” and the number of shares being sold during any three-month period not exceeding specified limitations.
          4.4 No Public Market. It understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company’s securities.
          4.5 Restrictions on Transfer; Restrictive Legends. It understands that the transfer of the Shares and the Conversion Stock is restricted by applicable state and federal securities laws and by the provisions of the Investor Rights Agreement, and that the certificates representing the Shares and the Conversion Stock will be imprinted with legends restricting transfer except in compliance therewith.
          4.6 Access to Data. It has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. It has also had an opportunity to ask questions of officers of the Company. It understands that such discussions, as well as any written information issued by the Company, were intended to describe certain aspects of the Company’s business and prospects but were not a thorough or exhaustive description. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 3 of this Agreement or the right of the Purchasers to rely thereon.
          4.7 Authorization. All action on the part of the Purchaser’s members, partners, board of directors, and stockholders, as applicable, necessary for the authorization, execution, delivery and performance of the this Agreement and the Investment Agreements by the Purchaser, the purchase of and payment for the Shares and the Conversion Stock and the performance of all of the Purchaser’s obligations under the Investment Agreements has been taken or will be taken prior to the Closing. This Agreement and the Investment Agreements, when executed and delivered by the Purchaser, shall constitute valid and binding obligations of the Purchaser, enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies; provided, however, that the Purchaser makes no representation as to the enforceability of the indemnification provisions contained in the Investor Rights Agreement.
          4.8 Brokers or Finders. The Company has not and will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.
          4.9 Tax Liability. It has reviewed with its own tax advisors the tax consequences of the transactions contemplated by this Agreement. It relies solely on such advisors and not on any statements or representations of the Company or any of the Company’s agents with respect to such tax consequences. It understands that it, and not the Company, shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.
SECTION 5
Conditions to Closing of the Purchasers
     Each Purchaser’s obligation to purchase the Shares is, unless waived by the Purchaser, subject to the fulfillment as of the date of Closing of the following conditions:
          5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all respects as of the date of the Closing.
          5.2 Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Investment Agreements.
          5.3 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing shall have been performed or complied with in all respects.
          5.4 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the underlying Conversion Stock.
          5.5 Restated Certificate. The Restated Certificate shall have been filed in the office of the Delaware Secretary of State.

          5.6 Compliance Certificate. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated the date of the Closing, to the effect that the conditions specified in Sections 5.1, 5.2, 5.3 and 5.5 have been satisfied.
          5.7 Officer’s Certificate. Purchasers shall have received from a duly authorized officer of the Company, a certificate having attached thereto (i) the Company’s Certificate of Incorporation as in effect at the time of the Closing, (ii) the Company’s Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board of Directors authorizing the transactions contemplated hereby, (iv) resolutions approved by the Company’s stockholders authorizing the filing of the Restated Charter, and (v) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware, California and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the Closing.
          5.8 Investor Rights Agreement. The Company and the Purchasers shall have executed and delivered the Investor Rights Agreement in substantially the form attached hereto as Exhibit D.
          5.9 Voting Agreement. The Company, each other Purchaser and certain holders of the Company’s Common Stock shall have executed and delivered the Voting Agreement in substantially the form of Exhibit E.
          5.10 Co-Sale Agreement. The Company, each other Purchaser and certain holders of the Company’s Common Stock shall have executed and delivered the Co-Sale Agreement in substantially the form of Exhibit F.
          5.11 Authorized Directors. The authorized number of directors of the Company shall be five (5) and shall, at the Closing, include Lars Dalgaard, David Strohm, David Whorton, Eric Dunn and Bill McGlashan.
          5.12 Opinion of Company Counsel. Each purchaser shall have received from Fenwick & West, LLP, counsel for the Company, an opinion dated as of the Closing, substantially in the form attached as Exhibit G.
          5.13 Indemnification Agreements. The Company shall have entered into Indemnification Agreements in the form attached hereto as Exhibit H with each of Granite Global Ventures II L.P., GGV II Entrepreneurs Fund, Canaan Equity III L.P. and Canaan Equity III Entrepreneurs LLC.
SECTION 6
Conditions to Closing of the Company

     The Company’s obligation to sell and issue the Shares is, unless waived by the Company, subject to the fulfillment as of the date of Closing of the following conditions:
          6.1 Representations and Warranties Correct. The representations made in Section 4 hereof by the Purchasers shall be true and correct in all respects as of the date of Closing.
          6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Purchasers on or prior to the date of Closing shall have been performed or complied with in all respects.
          6.3 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications or have the availability of exemptions therefrom, required by any state for the offer and sale of the Shares and the underlying Conversion Stock.
          6.4 Restated Certificate. The Restated Certificate shall have been filed in the office of the Delaware Secretary of State.
          6.5 Investor Rights Agreement. The Purchasers shall have executed and delivered the Investor Rights Agreement in substantially the form attached hereto as Exhibit D.
          6.6 Voting Agreement. The Purchasers and certain holders of the Company’s Common Stock, shall have executed and delivered the Voting Agreement in substantially the form of Exhibit E.
          6.7 Co-Sale Agreement. The Purchasers and certain holders of the Company’s Common Stock shall have executed and delivered the Co-Sale Agreement in substantially the form of Exhibit F.
SECTION 7
Post Closing Covenants
          7.1 Directors’ and Officers’ Insurance. The Company shall continue to maintain directors’ and officers’ insurance from a recognized insurer, approved by the Company’s Board of Directors (including a majority of the directors elected by the holders of the Preferred Stock), in an amount reasonably acceptable to the Company’s Board of Directors (including a majority of the directors elected by the holders of the Preferred Stock).
          7.2 Vesting of Stock Options. Unless otherwise approved by the Company’s Board of Directors (including a majority of the directors elected by the holders of the Preferred Stock), all stock option grants shall be subject to four year vesting with 25% of the shares subject to the option to vest on the first anniversary date of the option grant and an additional 2.0833% of the shares subject to the option to vest at the end of each full succeeding month thereafter until all shares subject to the option are fully vested; provided, that refresh grants shall vest on a monthly basis; provided, further, that all unvested shares shall be purchasable by the Company at cost upon termination of optionee’s employment or services for any reason.

SECTION 8
Miscellaneous
          8.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California without regard to conflict of laws provisions.
          8.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the rights of a Purchaser to purchase the Shares shall not be assignable without the consent of the Company.
          8.3 Entire Agreement; Amendment. The Investment Agreements constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the holders of at least a majority of the Shares.
          8.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, delivered by a nationally recognized overnight courier, sent by facsimile transmission, or by hand or by messenger, addressed:
               i. if to a Purchaser, to the address or facsimile number listed after such Purchaser’s name on the Schedule of Purchasers attached hereto as Exhibit A or at such other address as such Purchaser shall have furnished to the Company.
               ii. if to the Company, to:
Success Acquisition Corporation
999 Baker Way, Suite 500
San Mateo, California 94404
Attn: Lars Dalgaard, President
Facsimile Number: (650) 645-2099
or at such other address as the Company shall have furnished to the Purchasers, with a copy to:

Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, CA 94041
Attn: William Schreiber, Esq.
Facsimile Number: (650) 938-5200
Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) when received if delivered personally, (ii) if sent by facsimile, the first business day after the date of confirmation that the facsimile has been successfully transmitted to the facsimile number for the party notified, (iii) if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery.
          8.5 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
          8.6 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Investment Agreements. The Company shall, at the Closing, reimburse Granite Global Ventures its costs and expenses (including reasonable attorney’s fees) incurred in connection with the transactions contemplated hereby, including the negotiation, execution, delivery and performance of the Investment Agreements and all other documents evidencing the transactions contemplated herein, and in connection with the enforcement of rights and remedies of the Purchasers hereunder and under the Investment Agreements and all other documents evidencing the transactions contemplated herein, up to $25,000.
          8.7 Indemnification by the Company. The Company agrees to indemnify and hold each Purchaser harmless against any loss, liability, damage or expense (including reasonable legal fees and costs) which such Purchasers may suffer, sustain or become subject to as a result of or in connection with the breach by the Company of any representation, warranty, covenant or agreement of the Company contained in this Agreement or the other Investment Agreements.
          8.8 Attorneys’ Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.
          8.9 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company in making its investment or decision to invest in the Company.
          8.10 Survival. The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.
          8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument.
          8.12 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.
          8.13 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

COMPANY		PURCHASERS

SUCCESS ACQUISITION CORPORATION,		EMERGENCE CAPITAL PARTNERS, L.P. a Delaware corporation By: Emergence Equity Partners, L.L.C. Its: General Partner

By:	/s/ Lars Dalgaard Lars Dalgaard, President and Chief Executive Officer	By:	/s/ Jason Green Jason Green, Managing Member

EMERGENCE CAPITAL ASSOCIATES, L.P. By: Emergence Equity Partners, L.L.C. Its: General Partner

By:	/s/ Jason Green
Jason Green, Managing Member

EMERGENCE CAPITAL PARTNERS SBIC, L.P. By: Emergence Equity Partners, Inc. Its: General Partner
By:	/s/ Jason Green
Jason Green, President

CVP SBIC, L.P. By: CV SBIC, Inc. Its: General Partner

By:	/s/ Eric Dunn
Eric Dunn, Principal

CARDINAL VENTURE AFFILIATES, L.P. By: Cardinal Ventures, LLC Its: General Partner

By:	/s/ Eric Dunn
Eric Dunn, Principal

TPG VENTURES, L.P. By: TPG Ventures Genpar, L.P. By: TPG Ventures Advisors, LLC

By:	/s/ Jeffery D. Ekberg
Jeffery D. Ekberg, Vice President

GREYLOCK EQUITY LIMITED PARTNERSHIP By: Greylock Equity GP Limited Partnership, its General Partner
By:	/s/ Donald A. Sullivan
	Name:	Donald A. Sullivan
	Title:	Administrative Partner

MAPACHE INVESTMENTS, L.P.

By:	/s/ David Strohm
David Strohm, General Partner

/s/ David Strohm
DAVID STROHM

/s/ John V. Balen
JOHN V. BALEN

/s/ Deepak Kamra
DEEPAK KAMRA

/s/ Eric A. Young
ERIC A. YOUNG

/s/ David Whorton
DAVID WHORTON

GRANITE GLOBAL VENTURES II L.P. By: Granite Global Ventures II L.L.C., its General Partner

By:	/s/ Glenn Solomon
Glenn Solomon
Managing Director

GGV II ENTREPRENEURS FUND L.P. By: Granite Global Ventures II L.L.C., its General Partner

By:	/s/ Glenn Solomon
Glenn Solomon
Managing Director

CANAAN EQUITY III L.P. By: Canaan Equity Partners III LLC

By:	/s/ Deepak Kamra
Member/Manager

CANAAN EQUITY III ENTREPRENEURS LLC By: Canaan Equity Partners III LLC

By:	/s/ Deepak Kamra
Manager